SPECTRUM INFORMATION TECHNOLOGIES, INC.
             1998 CONSULTANT STOCK INCENTIVE PLAN
                   AS ADOPTED JULY 24, 1998


1.    Purpose of the Plan

This Spectrum Information Technologies, Inc. 1998 Consultant Stock Incentive Plan is intended to promote the interests of the Company by conserving its limited cash and providing non-employee consultants to the Company, who provide services critical to the growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

2.    Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) "Board of Directors" shall mean the Board of Directors of Spectrum.

(b) "Change in Control" shall mean:

      (i) any Person becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner"), directly or indirectly, of securities of Spectrum representing 20% or more of the combined voting power of Spectrum's then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan and other than in connection with an acquisition, merger or similar transaction;

      (ii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of Spectrum representing 40% or more of the combined voting power of Spectrum's then outstanding securities in connection with one or more transactions under which Spectrum issues or transfers its securities, in whole or in part, as consideration in connection with an acquisition, merger or similar transaction;

      (iii) Spectrum's stockholders approve an agreement to merge or consolidate Spectrum with another corporation, or an agreement providing for the sale of substantially all of the assets of Spectrum to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by, or is under common control with, Spectrum; or

      (iv) during any two-year period, individuals who at the date on which the period commences constitute a majority of the Board of Directors cease to constitute a majority thereof for any reason; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have been a director at the beginning of such period if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors.

(c) "Code" shall mean the Internal Revenue Code of 1986.

(d) "Committee" shall mean the Compensation Subcommittee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(e) "Common Stock" shall mean Spectrum's common stock, $.001 par value per share.

(f) "Company" shall mean Spectrum and each of its Subsidiaries.


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(g) "Director" shall mean a member of the Board of Directors of
Spectrum.

(h) "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

(i) the "Fair Market Value" of a share of Common Stock with respect to any day shall be (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(j) "Incentive Award" shall mean an Option or Stock Bonus granted pursuant to the terms of the Plan.

(k) "Option" shall mean a non-qualified option to purchase shares of Common Stock of Spectrum granted pursuant to Section 6 hereof.

(l) "Participant" shall mean an non-employee consultant of the Company who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan.

(m) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(n) "Plan" shall mean this Spectrum Corporation 1998 Consultant's
Stock Option Plan, as it may be amended from time to time.

(o) "Securities Act" shall mean the Securities Act of 1933, as amended.

(p) "Spectrum" shall mean Spectrum Information Technologies,
Inc., a Delaware corporation, and its successors.

(q) "Stock Bonus" shall mean a grant of a bonus payable in shares of Common Stock pursuant to the provisions of Section 7 hereof.

(r) "Subsidiary" shall mean any "subsidiary corporation" within the meaning of Section 424(f) of the Code.

3.    Stock Subject to the Plan

Under the Plan, the Committee may grant to Participants (i)
Options and (ii) Stock Bonuses.

Subject to adjustment as provided in Section 8 hereof, the Committee may grant Options and Stock Bonuses under the Plan to Participants with respect to, or for, an aggregate number of shares of Common Stock that does not exceed two hundred fifty thousand (250,000).

In the event that any outstanding Option expires, terminates or is cancelled for any reason , the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the Plan. In the event that any Stock Bonus is forfeited for any reason, the shares of Common Stock for which the Stock Bonus was granted shall again be available for grants under the Plan.

Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.


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4.    Administration of the Plan

The Plan shall be administered by a Committee of two or more members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Committee shall from time to time designate the consultants to the Company who shall be granted Incentive Awards and the amount, type and terms of such Incentive Awards.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

The Committee may, in its absolute discretion, accelerate the date on which any Option granted under the Plan becomes exercisable or, subject to Section 6(c)(1) hereof, extend the term of any Option granted under the Plan. In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding
Section 3 herein, prior to the surrender of such other Incentive Awards, Incentive Awards granted pursuant to the preceding sentence of this Section 4 shall not count against the limits set forth in such Section 3.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Spectrum shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such non-employee consultants to the Company who provide services critical to the growth and protection of the business of the Company as the Committee shall select from time to time.

6.    Options

The Committee may grant Options pursuant to the Plan to Participants and such Options shall be evidenced by agreements in such form as the Committee shall from time to time approve.
Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options

All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as non-qualified stock options.

(b) Exercise Price

The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by law.


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(c) Term and Exercise of Options

(1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2) Each Option shall be exercisable in whole or in part;
provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by delivering notice to Spectrum's principal office, to the attention of its General Counsel, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the General Counsel of Spectrum, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the General Counsel of Spectrum shall require from time to time.

(4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or Spectrum a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Spectrum to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

(6) During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d) Consequences Upon Change in Control

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.


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7.   Stock Bonuses

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

8.    Adjustment Upon Changes in Common Stock

(a) Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Options and Stock Bonuses shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Options may be granted as the Committee may deem appropriate.

(b) Outstanding Incentive Awards - Increase or Decrease in Issued
Shares Without Consideration

Subject to any required action by the shareholders of Spectrum, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Spectrum, the Committee shall proportionally adjust (i) the number of shares of Common Stock subject to each outstanding Option and Stock Bonus and (ii) the exercise price per share of Common Stock of each such Option.

(c) Outstanding Incentive Awards - Certain Mergers

Subject to any required action by the shareholders of Spectrum, in the event that Spectrum shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation, and the undistributed portion of each Stock Bonus theretofore awarded, shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option, or undistributed portion Stock Bonus would have received in such merger or consolidation.

(d) Outstanding Incentive Awards - Certain Other Transactions

In the event of (i) a dissolution or liquidation of Spectrum,
(ii) a sale of all or substantially all of Spectrum's assets,
(iii) a merger or consolidation involving Spectrum in which Spectrum is not the surviving corporation or (iv) a merger or consolidation involving Spectrum in which Spectrum is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

     (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over
(B) the exercise price of such Option; or


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(ii) provide for the exchange of each Option (whether or not then exercisable) for an option with respect to, as appropriate, some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Option or was granted in partial consideration for the exchange of the Option.

(e) Outstanding Incentive Awards - Other Changes

In the event of any change in the capitalization of Spectrum or corporate change other than those specifically referred to in Sections 12(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Spectrum or any other corporation. Except as expressly provided in the Plan, no issuance by Spectrum of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

9. Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 8 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

10. No Special Employment Rights; No Right to Incentive Award

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his providing services to the Company or interfere in any way with the right of the Company at any time to terminate any consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

11. Securities Matters

(a) Spectrum shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Spectrum shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Spectrum is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange


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on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Spectrum shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Spectrum may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Spectrum shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.   Withholding Taxes

Whenever shares of Common Stock are to be issued upon the exercise of an Option or in connection with a Stock Bonus, Spectrum shall have the right to require the Participant to remit to Spectrum in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares. In addition, Spectrum may require the Participant to provide its tax identification number and certify that it is not subject to backup withholding.

13.   Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall (i) except as provided in Section 8 hereof, increase the number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

14.   No Obligation to Exercise

The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

15.   Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution and outstanding Incentive Awards providing for transfers to such Participant shall be transferred to the executors or administrators of the Participant's estate or to any person or persons who shall have acquired the right to receive such transfer by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Spectrum unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be


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bound by the acknowledgements made by the Participant in
connection with the grant of the Incentive Award.

16.   Expenses and Receipts

The expenses of the Plan shall be paid by Spectrum. Any proceeds received by Spectrum in connection with any Incentive Award will be used for general corporate purposes.

17.   Failure to Comply

In addition to the remedies of Spectrum elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

18.   Effective Date and Term of Plan

The Plan was adopted by the Board of Directors on July 24, 1998.
No grants may be made under the Plan after July 23, 2008.